EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Monotype to be Acquired by HGGC for $19.85 Per Share in Cash

Transaction Expected to Close in the Fourth Quarter of 2019

WOBURN, Mass. and PALO ALTO, Calif. – July 26, 2019 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced that it has entered into a definitive agreement under which HGGC, a leading middle market private equity firm, will acquire all outstanding shares of Monotype common stock for $19.85 per share in cash, representing an aggregate equity value of approximately $825 million.

The $19.85 per share cash consideration represents a premium of approximately 23% to Monotype’s closing share price on July 25, 2019, the last full trading day before today’s announcement. The transaction, which was unanimously approved by Monotype’s Board of Directors, is expected to close in the fourth quarter of 2019. Following completion of the transaction, Monotype expects it will remain headquartered in Woburn, MA.

Pamela Lenehan, Chair of the Monotype Board of Directors, said, “We are pleased to reach this agreement with HGGC, which enables our shareholders to realize immediate value at a significant premium for their shares. This transaction is clear recognition of the tremendous value and reputation that Monotype has built.”

Scott Landers, President and Chief Executive Officer, said, “Over the last several years, Monotype has strategically shifted its business from primarily serving a small group of OEM manufacturers to one that addresses the needs of thousands of brands and millions of creative professionals worldwide. As a private company, we will have the financial support and added flexibility to invest in ways that deliver more value and improve the overall experience for our customers. This transaction is a testament to our talented employees and their dedication to serving our customers, and we look forward to partnering with HGGC as we continue helping customers maximize their customer engagement in today’s digital, mobile and global landscape.”

Rich Lawson, CEO and Co-Founder at HGGC, commented, “We have been impressed with the quality and expertise of the Monotype team led by Scott, whose relentless commitment to customers has helped brands realize their full identity and express it to the world. We look forward to working together to help advance Monotype’s strategy and continue delivering the products and services that allow for brand expression and differentiation.”

“We are honored to partner with Monotype, a proven innovator that is continually pushing the boundaries with next-generation font technology and creative customer-centric solutions,” said David Chung, Executive Director at HGGC. “As a private company, Monotype will be well positioned to fully leverage its world-class intellectual property and design capabilities to generate growth and become a greater resource to thousands of customers around the world,” added Bill Conrad, Principal at HGGC.

Transaction Details

Under the terms of the merger agreement, Monotype’s Board of Directors, with the assistance of its financial advisor, will conduct a 30-day “go-shop” process following the date of the announcement of the merger agreement, during which it will actively initiate, solicit, encourage and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that offer alternative acquisition proposals. Monotype will have the right to terminate the merger agreement to accept a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” process will result in a superior proposal or that any other transaction will be approved or completed, and Monotype does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors makes a determination requiring further disclosure.

The proposed transaction is subject to, among other customary closing conditions, approval by the holders of a majority of the shares of Monotype common stock, the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and the receipt of all clearances, approvals and/or authorizations required by German antitrust laws. There are no financing contingencies contemplated under the terms of the merger agreement. Following completion of the transaction, Monotype will become a privately-held company and shares of Monotype’s common stock will no longer be listed on any public market. Monotype will not continue paying its quarterly dividend through transaction close.

Advisors

J.P. Morgan is serving as exclusive financial advisor to Monotype, and Goodwin Procter LLP is serving as legal counsel. Deutsche Bank Securities Inc. is serving as exclusive financial advisor to HGGC and will also be the left lead arranger on the debt financing for the transaction. Kirkland & Ellis LLP is serving as legal counsel to HGGC.

About Monotype

Monotype empowers creative minds to build and express authentic brands through design, technology and expertise. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. All other trademarks are the property of their respective owners. ©2019 Monotype Imaging Holdings Inc. All rights reserved.

About HGGC

HGGC is a leading middle-market private equity firm with $4.3 billion in cumulative capital commitments. Based in Palo Alto, Calif., HGGC is distinguished by its Advantaged Investing approach that enables the firm to source and acquire scalable businesses through partnerships with management teams, founders and sponsors who reinvest alongside HGGC, creating a strong alignment of interests. Over its history, HGGC has completed more than 130 platform investments, add-on acquisitions, recapitalizations and liquidity events with an aggregate transaction value of over $20 billion. More information, including a complete list of current and former portfolio companies is available at www.hggc.com.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Monotype Imaging Holdings Inc. (“Monotype”) and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Monotype will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Monotype may file with the SEC or send to Monotype’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MONOTYPE ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONOTYPE, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Monotype’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Monotype with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Monotype with the SEC will also be available free of charge on Monotype’s website at www.monotype.com or by contacting Monotype’s Investor Relations contact at ir@monotype.com.

Participants in the Solicitation

Monotype and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Monotype’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Monotype and their ownership of shares of Monotype’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 25, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 4, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Monotype generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Monotype has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Monotype’s control. Monotype’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Monotype’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Monotype’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Monotype from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Monotype cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Monotype undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Contacts

Investors:

Christopher Brooks

Monotype

ir@monotype.com

Media:

For Monotype:

Joele Frank, Wilkinson Brimmer Katcher

Andi Rose / Dan Moore / Jack Kelleher

212-355-4449

For HGGC:

Stanton

Edward de Sciora

edesciora@stantonprm.com

646-502-3538